Exhibit 32.1

CERTIFICATION BY CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

CERTIFICATIONS

In connection with the Quarterly Report on Form 10-Q for the period ended July 31, 2010 of Nexaira Wireless Inc (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark Sampson, President and Chief Executive Officer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report on Form 10-Q of the Company for the nine months ended July 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Quarterly Report on Form 10-Q of the Company for the nine months ended July 31, 2010 fairly presents, in all material respects, the financial condition and the results of operations of the Company as of and for the periods presented in the Report.

By: /s/ MARK SAMPSON

Mark Sampson
President and Chief Executive Officer

Date: September 13, 2010